SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FAHNESTOCK VINER HOLDINGS INC.
(Exact name of Issuer as Specified in its Charter)

Ontario, Canada
(State or Other Jurisdiction of Incorporation or Organization)

98-0080034
(I.R.S. Employer Identification No.)

P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R 1K8

(Address, including zip code, of registrant’s principal executive office)

FAHNESTOCK VINER HOLDINGS INC. 1996 EQUITY INCENTIVE PLAN
(Full title of the plan)

Elaine K. Roberts
Fahnestock Viner Holdings Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R 1K8

Telephone (416) 322-1515
(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered (1) - Class A non-voting shares

Amount to be registered - 585,000

Proposed maximum offering price per share (1) - $26.17

Proposed maimum aggregate offering price - $15,309,450

Amount of registration fee (1) - $1,408.47

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low prices of the Class A non-voting shares on December 16, 2002 on The New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement relates to additional shares of Class A non-voting shares (the "Class A Shares") of Fahnestock Viner Holdings Inc., an Ontario corporation (the "Company"), to be issued upon exercise of employee stock options granted pursuant to the Company’s 1996 Equity Incentive Plan, Amended and Restated as at May 17, 1999, as amended (the "Plan"). The contents of Registration Statement on Form S-8 (Registration No. 333-22485), Registration Statement on Form S-8 (Registration No. 333-53643) and Registration Statement on Form S-8 (Registration No. 333-37158), which also relates to Class A Shares of the Company that have been or may be issued under the Plan), are incorporated herein by reference.

Item 8. Exhibits

All exhibits are filed herewith unless otherwise indicated. For a list of the exhibits required by this item, see the Exhibit Index immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of December, 2002.

FAHNESTOCK VINER HOLDINGS INC.
(Registrant)

By: /s/ E. K. Roberts
E. K. Roberts, President, Treasurer,Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elaine K. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature - Name - Title - Date

/s/ A. G. Lowenthal - A. G. Lowenthal - Chief Executive Officer,Chairman of the Board, Director - December 17, 2002

/s/ E. K. Roberts - E. K. Roberts - Chief Financial Officer,President, Treasurer, Director - December 17, 2002

/s/A. W. Oughtred - A. W. Oughtred - Secretary, Director - December 17, 2002

/s/J. L. Bitove- J.L. Bitove - Director - December 17, 2002

/s/R. Crystal - R. Crystal - Director - December 17, 2002

/s/K. W. McArthur - K. W. McArthur - Director - December 17, 2002

/s/B. Winberg - B. Winberg - Director - December 17, 2002

INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and are hereby incorporated herein by reference to the pertinent prior filing.

Sequentially

Exhibit No. Description of Exhibit Numbered Page

4(a) Articles of Incorporation, as amended, of Fahnestock Viner Holdings Inc. (previously filed as an exhibit to Form 20-F for fiscal years ended December 31, 1986 and 1988).*

4(b) By-Laws, as amended (previously filed as an exhibit to Form 20-F for the fiscal year ended December 31, 1987)*

5 Opinion of Borden Ladner Gervais LLP regarding the legality of any original issuance of common stock being registered.

10(a) Fahnestock Viner Holdings Inc. 1996 Equity Incentive Plan , Amended and Restated as at May 17, 1999 together with Amendment No. 2 dated February 28, 2001

10(b) Fahnestock Viner Holdings Inc. 1996 Equity Incentive Plan , Amended and Restated as at May 17, 1999 together with Amendment No. 3 dated February 28, 2002

23(a) Consent of PricewaterhouseCoopers LLP

23(b) Borden Ladner Gervais LLP (included in Exhibit 5)

24 Power of Attorney (included on the signature pages of the registration statement)